E A R N I N G S R E L E A S E

ELEVANCE HEALTH REPORTS THIRD QUARTER 2024 RESULTS

•3Q 2024 operating revenue of $44.7 billion
•3Q 2024 adjusted operating gain1 of $2.4 billion
•3Q 2024 diluted EPS2 of $4.36; adjusted diluted EPS1 of $8.37
•4Q 2024 dividend of $1.63 per share declared to shareholders

Indianapolis, IN - October 17, 2024 - Elevance Health, Inc. (NYSE: ELV) reported third quarter 2024 results.

“We remain confident in the long-term earnings potential of our diverse businesses as we navigate a dynamic operating environment and unprecedented challenges in the Medicaid business. We expect Medicaid rates will align with the needs of our members in time, and are taking proactive actions to enhance operational efficiencies that will ensure we emerge from this period even stronger.”
Gail K. Boudreaux
President and Chief Executive Officer

Given third quarter results and the timing mismatch between Medicaid rates and acuity, Elevance Health now expects 2024 GAAP net income per diluted share to be approximately $26.50 and adjusted net income per diluted share to be approximately $33.00.

1.Refer to GAAP reconciliation tables on pages 13 and 14 herein for reconciliation of GAAP to adjusted measures.
2.Earnings per diluted share ("EPS").

Elevance Health
Consolidated Enterprise Highlights
(Unaudited)

(In billions)	Three Months Ended
	September 30, 2024	September 30, 2023	June 30, 2024

Operating Revenue[1]	$44.7	$42.5	$43.2
Operating Gain[1,2]	$1.4	$1.8	$2.8
Adjusted Operating Gain[1,3]	$2.4	$2.5	$2.8

Operating Margin[1]	3.1%	4.1%	6.4%
Adjusted Operating Margin[1,3]	5.3%	6.0%	6.6%

1.See “Basis of Presentation” on page 5 herein.
2.Operating Gain for the three months ended September 30, 2024, and September 30, 2023, include items that are excluded from adjusted shareholders' net income. See "GAAP Reconciliation" on pages 13 and 14 herein.
3.Adjusted Operating Gain for the three months ended September 30, 2024, and September 30, 2023, exclude items that are excluded from adjusted shareholders' net income. See "GAAP Reconciliation" on pages 13 and 14 herein.

Operating revenue was $44.7 billion in the third quarter of 2024, an increase of $2.2 billion compared to the prior year quarter. This was driven by higher premium yields in our Health Benefits segment and growth in CarelonRx product revenue, partially offset by membership attrition in our Medicaid business.
The benefit expense ratio was 89.5 percent, an increase of 270 basis points, driven primarily by the timing mismatch between Medicaid rates and the higher acuity of our members. Days in Claims Payable was 42.8 days as of September 30, 2024, a decrease of 2.5 days from June 30, 2024, and a decrease of 5.8 days compared to September 30, 2023 due to increases in average benefit expense per day.
The operating expense ratio was 11.8 percent, an improvement of 110 basis points. Excluding adjustment items, the operating expense ratio was 9.6 percent, an improvement of 150 basis points, reflecting disciplined cost management to enhance operating efficiency.
Cash Flow & Balance Sheet
Operating cash flow was $2.7 billion in the quarter, an increase of approximately $0.1 billion year-over-year. As of September 30, 2024, cash and investments at the parent company totaled approximately $2.6 billion.
During the third quarter of 2024, the Company repurchased 0.1 million shares of its common stock for $60 million, at a weighted average price of $511.01, and paid a quarterly dividend of $1.63 per share, representing a distribution of cash totaling $378 million. As of September 30, 2024, the Company had approximately $3.1 billion of Board approved share repurchase authorization remaining. On October 15, 2024, our Audit Committee, pursuant to authorization granted by the Board of Directors, authorized an $8.0 billion increase to the common stock repurchase program. The Company intends to utilize this authorization over a multi-year period, subject to market and industry conditions.

Health Benefits is comprised of Individual, Employer Group risk-based, Employer Group fee-based, BlueCard®, Medicare, Medicaid, and Federal Health Products & Services businesses.

Health Benefits
Reportable Segment Highlights
(Unaudited)

(In billions)	Three Months Ended
	September 30, 2024	September 30, 2023	June 30, 2024

Operating Revenue[1]	$38.3	$36.7	$37.2
Operating Gain[1]	$1.6	$1.8	$2.1

Operating Margin[1]	4.2%	5.0%	5.8%

1.See “Basis of Presentation” on page 5 herein.

Health Benefits segment operating revenue was $38.3 billion in the third quarter of 2024, an increase of $1.5 billion compared to the prior year quarter, driven primarily by higher premium yields, partially offset by membership attrition in our Medicaid business.
Operating gain totaled $1.6 billion, impacted primarily by the unfavorable mix shift in Medicaid membership related to eligibility redeterminations, partially offset by premium rate increases, focused medical management, and the proactive actions we are taking to enhance operating efficiency.
Medical membership totaled approximately 45.8 million as of September 30, 2024, a decrease of 1.5 million, or 3 percent, driven by attrition in our Medicaid business associated with eligibility redeterminations and footprint adjustments in certain Medicaid states. These losses were partially offset by growth in Employer Group fee-based and Affordable Care Act health plan membership.

Carelon is comprised of CarelonRx and Carelon Services.

Carelon
Reportable Segment Highlights
(Unaudited)

(In billions)	Three Months Ended
	September 30, 2024	September 30, 2023	June 30, 2024

Operating Revenue[1]	$13.8	$12.0	$13.3
Operating Gain[1]	$0.8	$0.7	$0.7

Operating Margin[1]	5.8%	5.6%	5.3%

1.See “Basis of Presentation” on page 5 herein.

Operating revenue for Carelon was $13.8 billion in the third quarter of 2024, an increase of $1.8 billion, or 15 percent compared to the prior year quarter. This was driven by the launch and growth of risk-based capabilities in Carelon Services and growth in CarelonRx product revenue, related to the acquisition of Paragon Healthcare in the first quarter and increases in external members served.
Operating gain for Carelon totaled $0.8 billion, an increase of $134 million, or 20 percent, primarily driven by growth in product revenue and a one-time favorable intra-year true up in CarelonRx, partially offset by results in our Carelon Health businesses.

Quarterly Dividend
On October 15, 2024, the Audit Committee of the Company's Board of Directors declared a fourth quarter 2024 dividend to shareholders of $1.63 per share. The fourth quarter dividend is payable on December 20, 2024, to shareholders of record at the close of business on December 5, 2024.
About Elevance Health
Elevance Health is a lifetime, trusted health partner whose purpose is to improve the health of humanity. The company supports consumers, families, and communities across the entire healthcare journey – connecting them to the care, support, and resources they need to lead better lives. Elevance Health’s companies serve approximately 113 million consumers through a diverse portfolio of industry-leading medical, pharmacy, behavioral, clinical, and complex care solutions. For more information, please visit www.elevancehealth.com or follow us @ElevanceHealth on X and Elevance Health on LinkedIn.
Conference Call and Webcast
Management will host a conference call and webcast today at 8:30 a.m. Eastern Daylight Time (“EDT”) to discuss the company’s third quarter results and outlook. The conference call should be accessed at least 15 minutes prior to the start of the call with the following numbers:

888-947-9963 (Domestic)	866-510-4837 (Domestic Replay)
312-470-0178 (International)	203-369-1943 (International Replay)
The access code for today's conference call is 3972058. There is no access code for the replay. The replay will be available from 11:30 a.m. EDT today, until the end of the day on November 15, 2024. The call will also be available through a live webcast at www.elevancehealth.com under the “Investors” link. A webcast replay will be available following the call.
Basis of Presentation
1.Operating revenue and operating gain/loss are the key measures used by management to evaluate performance in each of its reporting segments, allocate resources, set incentive compensation targets and to forecast future operating performance. Operating gain/loss is calculated as total operating revenue less benefit expense, cost of products sold and operating expense. It does not include net investment income, net gains/losses on financial instruments, interest expense, amortization of other intangible assets, gains/losses on extinguishment of debt or income taxes, as these items are managed in a corporate shared service environment and are not the responsibility of operating segment management. Refer to pages 13 and 14 for the GAAP reconciliation tables.
2.Operating margin is defined as operating gain divided by operating revenue.

Elevance Health Contacts:

Investor Relations	Media
Stephen Tanal	Leslie Porras
Investor.Relations@elevancehealth.com	Leslie.Porras@elevancehealth.com

Elevance Health
Earnings Release Financial Schedules and Supplementary Information
Quarter & Year-to-Date Ended September 30, 2024

•Membership and Other Metrics
•Quarterly & Year-to-Date Consolidated Statements of Income
•Condensed Consolidated Balance Sheet
•Condensed Consolidated Statement of Cash Flows
•Supplemental Financial Information - Reportable Segments
•Supplemental Financial Information - Reconciliation of Medical Claims Payable
•Reconciliation of Non-GAAP Financial Measures

Elevance Health
Membership and Other Metrics
(Unaudited)

				Change from
Medical Membership (in thousands)	September 30, 2024	September 30, 2023	June 30, 2024	September 30, 2023	June 30, 2024
Individual	1,299	999	1,281	30.0%	1.4%
Employer Group Risk-Based	3,672	3,754	3,648	(2.2)%	0.7%
Commercial Risk-Based	4,971	4,753	4,929	4.6%	0.9%
BlueCard®1	6,677	6,737	6,692	(0.9)%	(0.2)%
Employer Group Fee-Based	20,589	20,166	20,542	2.1%	0.2%
Commercial Fee-Based	27,266	26,903	27,234	1.3%	0.1%
Medicare Advantage	2,047	2,064	2,031	(0.8)%	0.8%
Medicare Supplement	894	928	894	(3.7)%	—%
Total Medicare	2,941	2,992	2,925	(1.7)%	0.5%
Medicaid	8,926	11,018	9,028	(19.0)%	(1.1)%
Federal Employees Health Benefits	1,656	1,640	1,660	1.0%	(0.2)%
Total Medical Membership	45,760	47,306	45,776	(3.3)%	—%
Other Membership (in thousands)
Dental Members	7,021	6,775	7,008	3.6%	0.2%
Dental Administration Members	1,878	1,708	1,851	10.0%	1.5%
Vision Members	10,382	9,861	10,275	5.3%	1.0%
Medicare Part D Standalone Members	258	261	260	(1.1)%	(0.8)%
Other Metrics (in millions)
CarelonRx Quarterly Adjusted Scripts	80.2	77.3	78.2	3.8%	2.6%
Carelon Services Consumers Served	101.3	104.8	102.3	(3.3)%	(1.0)%

1.BlueCard® membership for the three months ended September 30, 2023, is restated to align to the Blue Cross Blue Shield Association reporting methodology. For the three months ended September 30, 2023, BlueCard® membership has been restated lower by 19.

Elevance Health
Consolidated Statements of Income
(Unaudited)
(In millions, except per share data)	Three Months Ended September 30	Nine Months Ended September 30
2024	2023	Change	2024	2023	Change

Revenues
Premiums	$36,809	$35,259	4.4%	$107,921	$107,716	0.2%
Product revenue	5,887	5,177	13.7%	15,916	14,058	13.2%
Service fees	2,023	2,044	(1.0)%	6,378	5,981	6.6%
Total operating revenue	44,719	42,480	5.3%	130,215	127,755	1.9%
Net investment income	551	493	11.8%	1,524	1,296	17.6%
Net losses on financial instruments	(125)	(124)	NM	(371)	(358)	NM
(Loss) gain on sale of business	(39)	—	NM	201	—	NM
Total revenues	45,106	42,849	5.3%	131,569	128,693	2.2%
Expenses
Benefit expense	32,949	30,606	7.7%	94,067	92,996	1.2%
Cost of products sold	5,093	4,648	9.6%	13,738	12,456	10.3%
Operating expense	5,269	5,470	(3.7)%	15,221	15,088	0.9%
Interest expense	300	259	15.8%	845	771	9.6%
Amortization of other intangible assets	122	212	(42.5)%	400	668	(40.1)%
Total expenses	43,733	41,195	6.2%	124,271	121,979	1.9%

Income before income tax expense	1,373	1,654	(17.0)%	7,298	6,714	8.7%

Income tax expense	365	354	3.1%	1,740	1,554	12.0%
Net income	1,008	1,300	(22.5)%	5,558	5,160	7.7%

Net loss (income) attributable to noncontrolling interests	8	(11)	NM	4	(29)	NM
Shareholders' net income	$1,016	$1,289	(21.2)%	$5,562	$5,131	8.4%
Shareholders' earnings per diluted share	$4.36	$5.45	(20.0)%	$23.81	$21.56	10.4%
Diluted shares	233.1	236.5	(1.4)%	233.6	238.0	(1.8)%

Benefit expense as a percentage of premiums	89.5%	86.8%	270	bp	87.2%	86.3%	90	bp
Operating expense as a percentage of total operating revenue	11.8%	12.9%	(110)	bp	11.7%	11.8%	(10)	bp
Income before income tax expense as a percentage of total revenue	3.0%	3.9%	(90)	bp	5.5%	5.2%	30	bp

"NM" = calculation not meaningful

Elevance Health
Condensed Consolidated Balance Sheet
(In millions)	September 30, 2024	December 31, 2023
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$7,866	$6,526
Fixed maturity and equity securities	30,067	29,843
Premium and other receivables	18,399	17,865
Other current assets	5,949	5,795
Assets held for sale	565	—
Total current assets	62,846	60,029

Long-term investments	10,287	6,983
Property and equipment, net	4,505	4,359
Goodwill and other intangible assets	36,292	35,590
Other noncurrent assets	2,603	1,967
Total assets	$116,533	$108,928

Liabilities and equity
Liabilities
Current liabilities:
Medical claims payable	$15,346	$16,111
Short-term borrowings	360	225
Current portion of long-term debt	2,100	1,649
Other current liabilities	24,064	23,806
Liabilities held for sale	163	—
Total current liabilities	42,033	41,791

Long-term debt, less current portion	24,688	23,246
Other noncurrent liabilities	5,933	4,486
Total liabilities	72,654	69,523

Total shareholders’ equity	43,775	39,306
Noncontrolling interests	104	99
Total equity	43,879	39,405
Total liabilities and equity	$116,533	$108,928

Elevance Health
Condensed Consolidated Statement of Cash Flows
(Unaudited)

(In millions)	Nine Months Ended September 30
	2024	2023

Operating activities
Net income	$5,558	$5,160
Depreciation and amortization	995	1,321
Share-based compensation	220	217
Changes in operating assets and liabilities	(1,701)	3,821
Other non-cash items	30	513
Net cash provided by operating activities	5,102	11,032

Investing activities
Purchases of investments, net of sales and maturities	(1,614)	(1,976)
Net purchases of subsidiaries, net of cash acquired/sold	(725)	(1,570)
Purchases of property and equipment	(934)	(970)
Other, net	(256)	(27)
Net cash used in investing activities	(3,529)	(4,543)

Financing activities
Net change in short-term and long-term borrowings	1,915	401
Repurchase and retirement of common stock	(1,089)	(1,748)
Cash dividends	(1,135)	(1,049)
Other, net	94	(559)
Net cash provided by (used in) financing activities	(215)	(2,955)

Effect of foreign exchange rates on cash and cash equivalents	2	(2)

Change in cash and cash equivalents	1,360	3,532
Cash and cash equivalents at beginning of period	6,526	7,387
Less cash and equivalents included in assets held for sale at end of period	(20)	—

Cash and cash equivalents at end of period	$7,866	$10,919

REPORTABLE SEGMENTS
Elevance Health has four reportable segments: Health Benefits (comprised of Individual, Employer Group risk-based, Employer Group fee-based, BlueCard®, Medicare, Medicaid, and Federal Health Products & Services businesses); CarelonRx; Carelon Services; and Corporate & Other (comprised of businesses that do not individually meet the quantitative thresholds for an operating division as well as corporate expenses not allocated to our other reportable segments).

Elevance Health
Reportable Segment Highlight Details
(Unaudited)

(In millions)	Three Months Ended September 30			Nine Months Ended September 30
	2024	2023	Change	2024	2023	Change

Operating Revenue
Health Benefits	$38,278	$36,744	4.2%	$112,695	$112,024	0.6%
CarelonRx	9,143	8,518	7.3%	25,984	25,008	3.9%
Carelon Services	4,638	3,509	32.2%	13,192	10,573	24.8%
Corporate & Other	74	95	(22.1)%	323	298	8.4%
Eliminations	(7,414)	(6,386)	16.1%	(21,979)	(20,148)	9.1%
Total Operating Revenue[1]	$44,719	$42,480	5.3%	$130,215	$127,755	1.9%

Operating Gain (Loss)
Health Benefits	$1,604	$1,834	(12.5)%	$6,036	$6,121	(1.4)%
CarelonRx	619	477	29.8%	1,639	1,485	10.4%
Carelon Services	184	192	(4.2)%	682	578	18.0%
Corporate & Other[2]	(999)	(747)	NM3	(1,168)	(969)	NM3
Total Operating Gain[1]	$1,408	$1,756	(19.8)%	$7,189	$7,215	(0.4)%

Operating Margin
Health Benefits	4.2%	5.0%	(80) bp	5.4%	5.5%	(10) bp
CarelonRx	6.8%	5.6%	120 bp	6.3%	5.9%	40 bp
Carelon Services	4.0%	5.5%	(150) bp	5.2%	5.5%	(30) bp
Total Operating Margin[1]	3.1%	4.1%	(100) bp	5.5%	5.6%	(10) bp
1.See “Basis of Presentation” on page 5 herein.
2.Operating Gain for the three months ended September 30, 2024, and September 30, 2023, included items adjusted out of adjusted shareholders' net income. See "GAAP Reconciliation" on page 13 and 14 herein.
3."NM" = calculation not meaningful.

Elevance Health
Reconciliation of Medical Claims Payable

	Nine Months Ended September 30		Years Ended December 31
	2024	2023	2023	2022	2021
(In millions)	(Unaudited)	(Unaudited)

Gross medical claims payable, beginning of period	$15,865	$15,348	$15,348	$13,282	$11,135
Ceded medical claims payable, beginning of period	(7)	(6)	(6)	(21)	(46)
Net medical claims payable, beginning of period	15,858	15,342	15,342	13,261	11,089

Business combinations and purchase adjustments	—	—	—	133	420

Net incurred medical claims:
Current year	92,715	91,058	121,798	113,414	100,440
Prior years redundancies[1]	(1,610)	(1,342)	(1,571)	(869)	(1,703)
Total net incurred medical claims	91,105	89,716	120,227	112,545	98,737

Net payments attributable to:
Current year medical claims	79,220	77,048	107,146	98,997	88,156
Prior years medical claims	12,567	12,097	12,565	11,600	8,829
Total net payments	91,787	89,145	119,711	110,597	96,985

Net medical claims payable, end of period	15,176	15,913	15,858	15,342	13,261
Ceded medical claims payable, end of period	9	4	7	6	21
Gross medical claims payable, end of period[2]	$15,185	$15,917	$15,865	$15,348	$13,282

Current year medical claims paid as a percentage of current year net incurred medical claims	85.4%	84.6%	88.0%	87.3%	87.8%

Prior year redundancies in the current year as a percentage of prior year net medical claims payable less prior year redundancies in the current year	11.3%	9.6%	11.4%	7.0%	18.1%

Prior year redundancies in the current year as a percentage of prior year net incurred medical claims	1.3%	1.2%	1.4%	0.9%	2.0%

1.Negative amounts reported for net incurred medical claims related to prior years result from claims being settled for amounts less than originally estimated.
2.Excludes insurance lines other than short duration.

Elevance Health
GAAP Reconciliation
(Unaudited)
This document references non-GAAP measures, including “Adjusted Shareholders’ Net Income,” “Adjusted Shareholders’ Net Income Per Share,” “Adjusted EPS,” “Adjusted Operating Gain,” “Adjusted Operating Expense” and “Adjusted Operating Expense Ratio,” which are non-GAAP measures. These non-GAAP measures are intended to aid investors when comparing Elevance Health’s financial results among periods and are not intended to be alternatives to any measure calculated in accordance with GAAP. Reconciliations of these non-GAAP measures to the most directly comparable measures calculated in accordance with GAAP are available below. In addition to these non-GAAP measures, references are made to the measures “Operating Revenue” and “Operating Gain/Loss,” “Operating Margin” and “Adjusted EPS”. Operating revenue and operating gain/loss are the key measures used by management to evaluate performance in each of its reportable segments, allocate resources, set incentive compensation targets and to forecast future operating performance. Operating gain/loss is calculated as total operating revenue less benefit expense, cost of products sold and operating expense. It does not include net investment income, net gains/losses on financial instruments, interest expense, amortization of other intangible assets and gains/losses on extinguishment of debt or income taxes, as these items are managed in a corporate shared service environment and are not the responsibility of operating segment management. Each of these measures is provided to further aid investors in understanding and analyzing Elevance Health’s operating and financial results. A reconciliation of Operating Revenue to Total Revenue is set forth in the Consolidated Statements of Income herein. A reconciliation of the non-GAAP measures to the most directly comparable measures calculated in accordance with GAAP, together with a reconciliation of reportable segments operating gain to income before income tax expense, is provided below. Prior amounts may be grouped differently to conform to the current presentation. Net adjustment items per share may not sum due to rounding. A reconciliation of Operating Revenue to Total Revenue is set forth in the Consolidated Statements of Income herein.

	Three Months Ended September 30			Nine Months Ended September 30
(In millions, except per share data)	2024	2023	Change	2024	2023	Change
Shareholders' net income	$1,016	$1,289	(21.2)%	$5,562	$5,131	8.4%
Add / (Subtract):
Litigation and settlement expenses[1]	669	2		680	5
Business optimization charges[1]	268	697		268	697
Net losses on financial instruments	125	124		371	358
Amortization of other intangible assets	122	212		400	668
Transaction and integration related costs[1]	42	73		158	154
Loss (gain) on sale of business	39	—		(201)	—
Tax impact of non-GAAP adjustments	(329)	(270)		(432)	(470)
Net adjustment items	936	838		1,244	1,412
Adjusted shareholders' net income	$1,952	$2,127	(8.2)%	$6,806	$6,543	4.0%

Shareholders' earnings per diluted share	$4.36	$5.45	(20.0)%	$23.81	$21.56	10.4%
Add / (Subtract):
Litigation and settlement expenses[1]	2.87	0.01		2.91	0.02
Business optimization charges[1]	1.15	2.95		1.15	2.93
Net losses on financial instruments	0.54	0.52		1.59	1.50
Amortization of other intangible assets	0.52	0.90		1.71	2.81
Transaction and integration related costs[1]	0.18	0.31		0.68	0.65
Loss (gain) on sale of business	0.17	—		(0.86)	—
Tax impact of non-GAAP adjustments	(1.41)	(1.14)		(1.85)	(1.97)
Net adjustment items	4.01	3.54		5.33	5.93
Adjusted shareholders' earnings per diluted share	$8.37	$8.99	(6.9)%	$29.14	$27.49	6.0%

	Three Months Ended September 30			Nine Months Ended September 30
(In millions)	2024	2023	Change	2024	2023	Change

Income before income tax expense	$1,373	$1,654	(17.0)%	$7,298	$6,714	8.7%
Net investment income	(551)	(493)		(1,524)	(1,296)
Loss (gain) on sale of business	39	—		(201)	—
Net losses on financial instruments	125	124		371	358
Interest expense	300	259		845	771
Amortization of other intangible assets	122	212		400	668
Reportable segments operating gain	$1,408	$1,756	(19.8)%	$7,189	$7,215	(0.4)%
1.Adjustment item resides in the Corporate & Other reportable segment.
2.Totals may not foot due to rounding

Elevance Health
GAAP Reconciliation
(Unaudited)

	Three Months Ended September 30			Nine Months Ended September 30
(In millions)	2024	2023	Change	2024	2023	Change

Reportable segments operating gain	$1,408	$1,756	(19.8)%	$7,189	$7,215	(0.4)%
Add / (Subtract):
Litigation and settlement expenses[1]	669	2		680	5
Business optimization charges[1]	268	697		268	697
Transaction and integration related costs[1]	42	73		158	154
Net adjustment items	979	772		1,106	856
Reportable segments adjusted operating gain	$2,387	$2,528	(5.6)%	$8,295	$8,071	2.8%

	Three Months Ended September 30			Nine Months Ended September 30
(In millions)	2024	2023	Change	2024	2023	Change
Operating expense	$5,269	$5,470	(3.7)%	$15,221	$15,088	0.9%
Add / (Subtract):
Litigation and settlement expenses[1]	(669)	(2)		(680)	(5)
Business optimization charges[1]	(268)	(697)		(268)	(697)
Transaction and integration related costs[1]	(42)	(73)		(158)	(154)
Net adjustment items	(979)	(772)		(1,106)	(856)
Adjusted operating expense	$4,290	$4,698	(8.7)%	$14,115	$14,232	(0.8)%

Operating revenue	$44,719	$42,480	5.3%	$130,215	$127,755	1.9%

Operating expense ratio	11.8%	12.9%	(110) bp	11.7%	11.8%	(10) bp
Adjusted operating expense ratio	9.6%	11.1%	(150) bp	10.8%	11.1%	(30) bp

	Full Year 2024 Outlook
Shareholders' earnings per diluted share	Approximately $26.50
Add / (Subtract):
Litigation and settlement expenses[1]	$2.93
Amortization of other intangibles	$2.21
Net losses on financial instruments	$1.93
Business optimization charges[1]	$1.15
Transaction and integration related costs[1]	$1.03
Gain on sale of business	($0.86)
Tax impact of non-GAAP adjustments	Approximately ($1.89)
Net adjustment items	$6.50
Adjusted shareholders' earnings per diluted share	Approximately $33.00
1.Adjustment item resides in the Corporate & Other reportable segment.

Forward-Looking Statements
This document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect our views about future events and financial performance and are generally not historical facts. Words such as “expect,” “feel,” “believe,” “will,” “may,” “should,” “anticipate,” “intend,” “estimate,” “project,” “forecast,” “plan” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to: financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. You are also urged to carefully review and consider the various risks and other disclosures discussed in our reports filed with the U.S. Securities and Exchange Commission from time to time, which attempt to advise interested parties of the factors that affect our business. Except to the extent required by law, we do not update or revise any forward-looking statements to reflect events or circumstances occurring after the date hereof. These risks and uncertainties include, but are not limited to: trends in healthcare costs and utilization rates; reduced enrollment; our ability to secure and implement sufficient premium rates; the impact of large scale medical emergencies, such as public health epidemics and pandemics, and other catastrophes; the impact of new or changes in existing federal, state and international laws or regulations, including laws and regulations impacting healthcare, insurance, pharmacy services and other diversified products and services, or their enforcement or application; the impact of cyber-attacks or other privacy or data security incidents or our failure to comply with any privacy, data or security laws or regulations, including any investigations, claims or litigation related thereto; failure to effectively maintain and modernize our information systems or failure of our information systems or technology, including artificial intelligence, to operate as intended; failure to effectively maintain the availability and integrity of our data; changes in economic and market conditions, as well as regulations that may negatively affect our liquidity and investment portfolios; competitive pressures and our ability to adapt to changes in the industry and develop and implement strategic growth opportunities; risks and uncertainties regarding Medicare and Medicaid programs, including those related to non-compliance with the complex regulations imposed thereon; our ability to maintain and achieve improvement in Centers for Medicare and Medicaid Services Star ratings and other quality scores and funding risks with respect to revenue received from participation therein; a negative change in our healthcare product mix; costs and other liabilities associated with litigation, government investigations, audits or reviews; our ability to contract with providers on cost-effective and competitive terms; risks associated with providing healthcare, pharmacy and other diversified products and services, including medical malpractice or professional liability claims and non-compliance by any party with the pharmacy services agreement between us and CaremarkPCS Health, L.L.C.; risks associated with mergers, acquisitions, joint ventures and strategic alliances; possible impairment of the value of our intangible assets if future results do not adequately support goodwill and other intangible assets; possible restrictions in the payment of dividends from our subsidiaries and increases in required minimum levels of capital; our ability to repurchase shares of our common stock and pay dividends on our common stock due to the adequacy of our cash flow and earnings and other considerations; the potential negative effect from our substantial amount of outstanding indebtedness and the risk that increased interest rates or market volatility could impact our access to or further increase the cost of financing; a downgrade in our financial strength ratings; the effects of any negative publicity related to the health benefits industry in general or us in particular; events that may negatively affect our licenses with the Blue Cross and Blue Shield Association; intense competition to attract and retain employees; risks associated with our international operations; and various laws and provisions in our governing documents that may prevent or discourage takeovers and business combinations.